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                                   October 9, 1996



(214) 698-3100                                                     C 72661-00019

Prime Service, Inc.
16225 Park Ten Place, Suite 200
Houston, TX 77084

         Re:  Registration Statement on Form S-1
              ----------------------------------

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-1 (the "Registration Statement"), File No. 333-11517, of Prime Service, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering by the Company of up to (i) 7,250,000 newly issued shares (the "Issued Shares") of the Common Stock, par value $.01 per share (the "Common Stock"), of the Company and (ii) 1,087,500 shares of Common Stock reserved for issuance upon the conversion of the Company's Class A Shares, Class C Shares and Class D Shares at the closing of the Company's initial public offering of Common Stock and which may be sold to the public by the Selling Stockholders named in the Registration Statement (the "Conversion Shares", together with the Issued Shares, the "Shares").


         For the purposes of the opinion set forth below, we have examined and are familiar with the proceedings taken and proposed to be taken by the Company in connection with the sale of the Shares, including, among other things, such corporate records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all


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Prime Service, Inc.
October 9, 1996
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signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined and subject to the completion of the proceedings to be taken by the Company, the Selling Stockholders and the underwriters prior to the sale of the Shares and subject to the receipt from the Commission of an order declaring the Registration Statement effective, it is our opinion that:

         1. The Issued Shares, when issued and delivered to and paid for by the underwriters and sold as contemplated in the Registration Statement, will be validly issued, fully paid and non-assessable.

         2. The Conversion Shares, when issued upon conversion of the Company's Class A Shares, Class C Shares and Class D Shares in accordance with the Restated Certificate of Designation of the Company, as filed with the Secretary of State of the State of Delaware on February 9, 1996, will be validly issued, fully paid and non-assessable.

         We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

         We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.


                                            Very truly yours,


                                            /s/ GIBSON, DUNN & CRUTCHER LLP